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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

         The following lists the subsidiaries of Allegheny Technologies Incorporated, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.

         Name of Subsidiary                            State of Incorporation
         ------------------                            ----------------------

         ATI Funding Corporation                       Delaware

         Allegheny Ludlum Corporation                  Pennsylvania

         TDY Holdings LLC                              Delaware

         TDY Industries, Inc.                          California

         Jessop Steel Company                          Pennsylvania

         AII Acquisition Corp.                         Delaware

         ALC Funding Corporation                       Delaware

         Oregon Metallurgical Corporation              Oregon